UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

DIAL GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 W. 42nd Street New York, NY		10036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 967-2888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Section 5    Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(3)    On May 15, 2012, Dial Global, Inc. (the “Company”) entered into an employment agreement with Mr. Charles Steinhauer, President of Operations (“Steinhauer”). The summary of the employment agreement that appears below does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein in their entirety.

The term of Steinhauer's employment agreement is for two years, commencing May 15, 2012. If the Company determines not to extend Steinhauer's employment agreement, the Company shall provide notice of such non-renewal to Steinhauer no later than the 180th day prior to the stated termination date. If Steinhauer continues to work beyond the stated expiration date, the employment agreement will remain in effect following the expiration thereof and thereafter be terminable by either party upon 60 days' written notice. The base salary for Steinhauer is $400,000 and he is eligible for an annual discretionary bonus of up to $100,000. He is also eligible for discretionary annual equity awards at the discretion of the Compensation Committee or its designee.

In the event of a termination of Steinhauer's employment by the Company other than for “cause” (as defined in the employment agreement), Steinhauer will receive: (1) continued payment of an amount equal to the greater of: (x) his base salary for the remainder of the Term or (y) six months' base salary, payable in accordance with equal periodic installments and (2) continued coverage under COBRA for nine (9) months after termination (or such earlier time as Steinhauer ceases to be eligible for COBRA or becomes eligible for coverage under the health insurance plan of a subsequent employer). If Steinhauer is terminated for any reason other than by the Company without Cause (as described above), Steinhauer would receive: (1) his base salary prorated to the date of termination; (2) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (3) any entitlement under employee benefit plans and programs. Payment of these amounts and benefits are contingent on Steinhauer executing a fully effective waiver and general release.

Upon a change in control, in accordance with the terms of the Company's 2011 Stock Option Plan and the corresponding stock option agreement, all of Steinhauer's outstanding equity awards will become fully vested and immediately exercisable and shall remain exercisable for such period as set forth in Section 7A of the stock option agreement. A copy of the Company's 2011 Stock Option Plan was previously filed with the SEC on December 21, 2011 as part of an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934.

If Steinhauer is terminated, he may not compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates for a “Restricted Period”. The “Restricted Period” shall be a period equal to the remainder of the term of Steinhauer's employment agreement plus the greater of: (x) the period for which Steinhauer receives severance after the date of termination if terminated for a reason other than for cause; or (y) such additional period at the Company's option (capped at a maximum of twelve months) for which Steinhauer receives severance after the date of termination, if terminated for cause, or by death or disability or Steinhauer resigns.

(e)    The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

Section 9    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits. The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, effective as of May 15, 2012, by and between the Company and Charles Steinhauer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAL GLOBAL, INC.

Date: May 21, 2012	By: /s/ Melissa Garza
Name: Melissa Garza
Title: General Counsel